EXHIBIT 99.1

Equity Office Properties Trust	Two North Riverside
Plaza, Suite 2100
Chicago, Illinois 60606
phone 312.466.3300
fax 312.454.0332
www.equityoffice.com

news release

Equity Office (Investors/Analysts):	Equity Office (Media):
Diane Morefield	Terry Holt
312.466.3286	312.466.3102

For Immediate Release

EQUITY OFFICE ANNOUNCES FOURTH QUARTER 2003 RESULTS

CHICAGO (February 4, 2004) — Equity Office Properties Trust (NYSE: EOP) reported results today for the fourth quarter ended December 31, 2003. Net income available to common shareholders totaled $201.4 million in the fourth quarter 2003, as compared to $171.6 million in the fourth quarter 2002. Net income available to common shareholders on a fully diluted basis, commonly referred to as earnings per share (EPS), increased 19% to $.50 per share in the fourth quarter 2003, from $.42 per share in the fourth quarter 2002. The increase in EPS in the fourth quarter of 2003 as compared to the prior year was due to net gains on asset sales, including those accounted for in discontinued operations, of $115.7 million in 2003, versus $9.1 million in 2002. The effect of the gain on earnings was partially offset by lower operating results.

“Despite a challenging operating environment, our company completed a major reorganization and generated total gross leasing of 28.4 million square feet during 2003,” commented Richard D. Kincaid, president and chief executive officer of Equity Office. “While office fundamentals will remain challenging in 2004, we believe the recovery has started, and expect it to build momentum throughout the year.”

Funds from operations available to common shareholders plus assumed conversions (FFO) for the fourth quarter 2003 totaled $320.6 million, or $.70 per fully diluted common share, as compared to FFO for the same period in 2002 of $369.2 million, or $.79 per fully diluted common share. The decline in FFO was due to lower occupancy levels, a decline in rents on new and renewed leases, and lower lease termination fees when comparing the two quarters. In addition, asset sales, including partial sales through joint ventures, of $1.7 billion between October 1, 2002, and December 31, 2003, have impacted FFO results by decreasing property operating revenues. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

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PAGE 2 — EQUITY OFFICE ANNOUNCES FOURTH QUARTER 2003 RESULTS

The calculation of FFO per common share includes the assumed conversion of the Series B Convertible Cumulative Redeemable Preferred Shares. This security is dilutive to FFO per share available to common shareholders, but not dilutive to EPS. As a result, the fully diluted common share counts for EPS and FFO comprise different amounts. The following table summarizes the number of common shares and partnership units outstanding on a basic and fully diluted basis for EPS and FFO per share for the quarterly and year-to-date comparable periods in 2003 and 2002.

For the three months ended December 31:

	2003		2002

Metric	Basic Shares	Fully Diluted Shares	Basic Shares	Fully Diluted Shares

EPS	398,214,473	449,600,540	410,894,232	461,366,371
FFO per share	398,214,473	457,989,894	410,894,232	469,755,725

For the 12 months ended December 31:

	2003		2002

Metric	Basic Shares	Fully Diluted Shares	Basic Shares	Fully Diluted Shares

EPS	401,016,093	452,561,353	414,689,029	469,138,720
FFO per share	401,016,093	460,950,707	414,689,029	477,528,074

Total revenues in the fourth quarter 2003 were $828.7 million, as compared to $848.6 million in the fourth quarter of 2002, after adjusting for discontinued operations. The decrease in total revenues was primarily a result of a decline in office occupancy from 88.6% at December 31, 2002, to 86.3% at December 31, 2003, and lower lease termination fees between periods.

Lease termination fees, including those recognized as income from joint ventures, totaled $27 million during the fourth quarter 2003, compared to $44.7 million during the fourth quarter of 2002. Early lease terminations occurring during the fourth quarter 2003 affected office occupancy by approximately 1.7 million square feet, or roughly 1.4%.

Following is a table highlighting occupancy for the company’s total office and industrial portfolios, including those properties that are owned in joint ventures:

	Occupancy as of:

Portfolio	12/31/03	9/30/03	12/31/02

Office	86.3%	86.3%	88.6%
Industrial	86.6%	85.1%	89.3%

As a result of strong leasing activity, office occupancy remained flat between the third and fourth quarters of 2003, despite continued early lease terminations.

Same-store property net operating income (defined as operating revenues, including straight-line rents, and less property operating expenses) for the fourth quarter 2003 decreased 5.8%, as compared to the fourth quarter of 2002. The decrease is due to the same factors impacting FFO as stated earlier. Occupancy on this same-store portfolio, comprising 726 office and industrial properties acquired on or prior to October 1, 2002, decreased from 88.6% at the beginning of this period to 86.5% at December 31, 2003.

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Office leases that commenced during the fourth quarter 2003 totaled approximately 6.1 million square feet. This represented a 23% increase in lease commencement square footage over the same period in 2002. The weighted average annual gross rental rates, including straight-line rent and estimated expense reimbursements, on this activity during the quarter are summarized below:

Weighted Average Annual Gross Rental Rate Information (per square foot):

Rate on expiring leases	$27.25
Rate on terminated leases	$32.73

Rate on expiring and terminated leases	$28.77
Rate on new and renewal leases	$24.91

Change from expiring and terminated leases	($3.86)

% Change from expiring and terminated leases	(13.4%

% Change from expiring leases only	(8.6%)

The tenant improvement and leasing commission (TI/LC) costs for these office leases during the fourth quarter totaled $21.83 per square foot on a weighted average basis. This compares to weighted average TI/LC costs of $22.85 per square foot in the third quarter of 2003, and to costs of $16.85 per square foot in the fourth quarter of 2002. The increase in TI/LC allowances during 2003 was a result of an intensely competitive environment for new leases.

Property operating margins from continuing operations were 63.9% in the fourth quarter 2003, as compared to 65.3% for the fourth quarter 2002. Property operating margins are calculated based on continuing operations, and are defined as property operating revenues less property operating expenses, expressed as a percentage of property operating revenues. Margins were impacted by an overall decline in occupancy and revenues.

Additional Quarterly Highlights:

•	In October, Peyton Owen Jr. was appointed executive vice president and chief operating officer (COO) of Equity Office. Mr. Owen is responsible for national and regional operations and functional areas such as leasing, marketing and real estate services, including procurement. Mr. Owen was previously COO for Jones Lang LaSalle’s Americas Region. As a result of EOP’s reorganizations implemented in connection with Mr. Owen’s arrival, Peter Adams and Christopher Mundy, executive vice presidents - strategic planning and operations, each resigned to pursue other interests.

•	During the fourth quarter, Equity Office sold 23 office buildings comprising 2.7 million square feet and including one land parcel for approximately $428.5 million. The net gain on the asset sales was approximately $16.6 million. With these transactions, Equity Office exited the following markets: Fort Worth, TX; Charlotte, NC; and San Antonio, TX.

•	In December, Equity Office acquired 225 West Santa Clara Street (formerly known as Opus Center) in downtown San Jose for $103 million. The acquisition of this 343,391-square-foot, Class A office building provides a strong complement to Equity Office’s existing presence in this market.

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•	In December, Equity Office announced the redemption of its 4,562,900 outstanding 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (EOP PrC). The redemption date was January 5, 2004, for a total aggregate redemption price of approximately $114.6 million, including accrued dividends.

•	Also in December, Equity Office affiliates entered into nine joint venture agreements with Teachers Insurance Annuity Association of America (TIAA) and its affiliates. TIAA and its affiliates acquired a 75% interest in a portfolio of 10 EOP buildings, and an 80% interest in three EOP buildings for total net proceeds to EOP of approximately $596.5 million for the combined 13-building, 3.3 million-square-foot portfolio. The net gain on the portions of the assets sold totaled $99.1 million. Equity Office will continue to manage and lease these assets as a part of its core portfolio.

Full-Year Financial Results:

EPS for the 12 months ended December 31, 2003, totaled $1.50 per fully diluted share, as compared to $1.70 per fully diluted share in the 12 months ended December 31, 2002. FFO totaled $1,289.5 million on revenues of $3,195.6 million for the 12 months ended December 31, 2003, compared with FFO of $1,520.3 million on revenues of $3,359.8 million for the same period in 2002. FFO per share on a fully diluted basis totaled $2.80 for the full year 2003, down from $3.18 per fully diluted share for the same period in 2002.

The declines in EPS and FFO between periods were a result of lower occupancy levels in the total portfolio, a decline in rental rates on new and renewed leases, and lower lease termination fees during 2003 as compared to 2002. In addition, asset sales, including partial sales through joint ventures, from January 1, 2002, through December 31, 2003, totaled approximately $2.04 billion, further reducing EPS and FFO per share.

Lease termination fees, including those recognized as income from joint ventures, totaled $68.4 million for the full year 2003, compared to $152 million in 2002. Included in lease termination fees in 2002 was a $40 million lease termination fee received in connection with a previously proposed joint venture office development. This $40 million fee was reflected in “income from investments in unconsolidated joint ventures” as opposed to in “other” revenue where lease terminations from consolidated properties are classified. Early lease terminations during 2003 reduced office occupancy by approximately 5.4 million square feet, or roughly 4.4%.

Office occupancy declined to 86.3% at year-end 2003 from 88.6% at December 31, 2002. The decrease in occupancy was the result of early lease terminations. Industrial occupancy declined from 89.3% at December 31, 2002, to 86.6% at year-end 2003. The decline in the industrial portfolio occupancy was a result of early lease terminations and lease expirations.

Property operating margins from continuing operations for the full year 2003 were 64.6% as compared to 65.6% in 2002. The decline in margins was a result of the decline in occupancy and revenues.

Same-store property net operating income (defined as operating revenues, including straight-line rents, and less property operating expenses) for the year ended December 31, 2003, decreased 6.9%, as compared to the same period in 2002, due to the same factors that impacted FFO. Occupancy in the

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same-store portfolio, comprising 722 office and industrial properties acquired on or prior to January 1, 2002, decreased from 91.8% at the beginning of this period to 86.5% at December 31, 2003.

Office leases that commenced during 2003 totaled approximately 22.7 million square feet. This was a 10% increase from the amount of office leases that commenced in 2002. The weighted average annual gross rental rates, including straight-line rent and estimated expense reimbursements, on this activity during 2003 are summarized below:

Weighted Average Annual Gross Rental Rate Information (per square foot):

Rate on expiring leases	$27.06
Rate on terminated leases	$31.82

Rate on expiring and terminated leases	$28.14
Rate on new and renewal leases	$25.68

Change from expiring and terminated leases	($2.46)

% Change from expiring and terminated leases	(8.7%)

% Change from expiring leases only	(5.1%)

The weighted average TI/LC costs on these leases in 2003 were $19.05 per square foot. The weighted average TI/LC costs for the same period in 2002 were $13.59 per square foot.

Other Full-Year Highlights:

•	Throughout 2003, Equity Office completed a total of $933.1 million in asset dispositions comprising 55 buildings and 5.4 million square feet, as well as four land parcels. These asset sales marked EOP’s exit from five markets. Coupled with Equity Office’s joint venture agreements with TIAA, the aggregate capital that Equity Office raised through dispositions and partial sales through joint ventures was approximately $1.5 billion.

•	Also in 2003, Equity Office acquired two assets totaling $183.2 million and comprising 829,293 square feet. These assets included 225 West Santa Clara Street in downtown San Jose and the U.S. Bank Tower building in downtown Denver.

•	The company’s financing activities during 2003 included the issuance of $500 million in 10-year senior unsecured notes in January at an all-in rate of 5.98%. In May, Equity Office renewed its $1 billion line of credit, which is now scheduled to mature in May 2006.

•	In March, Equity Office’s Board of Trustees approved an increase in the authorized amount of the company’s Common Share Repurchase Program from $400 million to $600 million. During 2003, the company repurchased 14,236,400 shares at an average price of $25.53 per share for a total cost of approximately $363.5 million. Since the inception of the share buyback program in August 2002, EOP has repurchased 22,138,300 shares for a total cost of $560.4 million.

•	In April, Jeffrey L. Johnson was appointed executive vice president and chief investment officer of Equity Office. Mr. Johnson is responsible for EOP’s investment division, which includes acquisitions, dispositions, joint ventures, and other investment activities. Mr. Johnson returned to Equity Office after a four-year absence, during which he served as managing director at Lehman Brothers Holdings, Inc.

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•	In May, Equity Office’s shareholders approved a proposal that requires the annual election of all trustees, replacing staggered three-year terms. The first annual election to occur on this basis will be in May 2004.

•	In May 2003, Equity Office called all of its 6,000,000 outstanding Series E Cumulative Redeemable Preferred Shares, and all of its 4,000,000 outstanding Series F Preferred Shares for redemption. The Series E Cumulative Redeemable Preferred Shares were redeemed on June 27, 2003, at an aggregate redemption price of $151.9 million. The Series F Preferred Shares were fully redeemed on June 30, 2003, at an aggregate redemption price of $100 million. In December, EOP also announced the redemption of the 8 5/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest for $114.6 million.

•	In September, Equity Office’s Board of Trustees accepted the resignations of Trustees Craig G. Vought and John A. Foster. Messrs. Vought and Foster resigned to pursue commercial real estate investments through a newly organized venture.

EPS and FFO Guidance:

Equity Office is providing EPS and FFO guidance for 2004 as follows:

Guidance for 2004	Range

Fully Diluted EPS	$.85-$1.00
Plus: Real Estate Depreciation and Amortization	$1.71-$1.71
Less: Adjustment related to assumed conversion of Series B preferred shares	($.01 - $.01)
Fully Diluted FFO per share	$2.55-$2.70

The primary assumptions used for the 2004 FFO and EPS guidance include:

Average Office Portfolio Occupancy	87% to 88%
Lease Termination Fees	$50-$65 million
Property Operating Margins	63.5% to 64.5%
Straight-line Rent	$65-$75 million
Corporate G&A Expense	$50-$55 million
Same-Store NOI Change	-1% to -3%
Estimated TI/LC psf (office/industrial)	$18 to $20 psf

Due to the uncertain nature of property acquisitions and dispositions, the guidance ranges do not include the affect of any future property acquisitions or dispositions, including any associated gains, losses or impairments. The company is not able to assess at this time the potential impact of such acquisitions or dispositions on future FFO and EPS. By definition, FFO does not include gains or losses on the sale of properties, but does include impairment charges taken on property deemed to be held for sale.

Conference Call Details:

Management will discuss its 2003 fourth quarter and year-end results on EOP’s earnings conference call scheduled for Thursday, February 5, 2004, at 9:00 AM CST. The conference call telephone number is

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PAGE 7 — EQUITY OFFICE ANNOUNCES FOURTH QUARTER 2003 RESULTS

888-453-1739. Due to call volume, participants should dial in 10 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of North America should dial 484-630-5733. A replay of the call will be available until February 12, 2004, by calling 800-283-0306. (No pass code is necessary.) For callers outside of North America, the replay telephone number is 402-998-1053.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and www.fulldisclosure.com.

In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found through the Equity Office Web site, in the Investor Relations section, and as part of a Form 8-K furnished to the SEC. Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.

Forward — Looking Statements:

Certain matters discussed in this release are forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general economic conditions; the extent, duration and strength of any economic recovery; the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain occupancy and to timely lease or re-lease space at anticipated rents; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to timely complete and lease current and future development projects on budget and in accordance with expectations; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2002 Form 10-K and Form 8-K filed with the SEC on July 15, 2003. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 683 buildings comprising 122.1 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 27 Metropolitan Statistical Areas (MSAs) and in 124 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com.

# # #

(Summary Financial Information Attached)

Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,

	2003	2002	2003	2002

	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$636,988	$639,947	$2,536,774	$2,616,884
Tenant reimbursements	124,283	123,585	442,599	483,714
Parking	28,937	28,222	111,455	113,151
Other	33,110	52,720	88,943	130,110
Fee income	5,430	4,153	15,861	15,907

Total revenues	828,748	848,627	3,195,632	3,359,766

Expenses:
Depreciation	177,776	152,954	650,235	611,038
Amortization	20,512	14,347	65,313	51,837
Real estate taxes	86,541	79,375	351,537	360,488
Insurance	9,049	10,647	29,973	39,626
Repairs and maintenance	98,946	96,790	335,529	339,556
Property operating	102,436	105,816	409,540	409,025
Ground rent	5,287	4,572	20,287	20,325
Corporate general and administrative	17,807	16,367	62,479	65,790
Impairment of long-lived asset	7,500	—	7,500	—

Total expenses	525,854	480,868	1,932,393	1,897,685

Operating income	302,894	367,759	1,263,239	1,462,081

Other income / expense:
Interest / dividend income	2,307	5,178	12,583	22,148
Realized gain on sale of marketable securities	836	—	9,286	—
Interest:
Expense incurred	(202,022)	(202,986)	(820,359)	(809,681)
Amortization of deferred financing costs and prepayment expenses	(1,541)	(1,255)	(6,976)	(4,964)

Total other income / expense	(200,420)	(199,063)	(805,466)	(792,497)

Income before income taxes, allocation to minority interests, income from investments in unconsolidated joint ventures and net gain on partial sales of real estate	102,474	168,696	457,773	669,584
Income taxes	(3,092)	(428)	(5,373)	(9,126)
Minority Interests:
EOP Partnership	(24,671)	(20,485)	(74,152)	(89,205)
Partially owned properties	(1,928)	(2,063)	(8,116)	(7,200)
Income from investments in unconsolidated joint ventures	16,964	14,709	79,882	106,852
Net gain on partial sales of real estate	99,110	—	99,110	—

Income from continuing operations	188,857	160,429	549,124	670,905
Discontinued operations (including net gain on sales of real estate of $16,554, $9,054, $61,953 and $17,926, respectively)	23,087	26,664	105,938	99,310

Net income	211,944	187,093	655,062	770,215
Preferred distributions	(10,508)	(15,461)	(51,872)	(62,573)

Net income available to common shareholders	$201,436	$171,632	$603,190	$707,642

Earnings per share — basic:
Income from continuing operations per share	$0.45	$0.36	$1.27	$1.49

Net income available to common shareholders per share	$0.51	$0.42	$1.50	$1.71

Weighted average Common Shares outstanding	398,214,473	410,894,232	401,016,093	414,689,029

Earnings per share — diluted:
Income from continuing operations per share	$0.45	$0.36	$1.26	$1.49

Net income available to common shareholders per share	$0.50	$0.42	$1.50	$1.70

Weighted average Common Shares outstanding and dilutive potential common shares	449,600,540	461,366,371	452,561,353	469,138,720

Distributions declared per Common Share outstanding	$0.50	$0.50	$2.00	$2.00

Equity Office Properties Trust
Consolidated Balance Sheets
December 31, 2003

	December 31, 2003
	(Unaudited)	December 31, 2002

	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$23,985,839	$24,625,927
Developments in process	75,232	284,737
Land available for development	251,151	252,852
Accumulated depreciation	(2,578,082)	(2,077,613)

Investments in real estate, net of accumulated depreciation	21,734,140	23,085,903
Cash and cash equivalents	69,398	58,471
Tenant and other receivables (net of allowance for doubtful accounts of $6,490 and $11,695, respectively)	79,880	77,597
Deferred rent receivable	379,329	331,932
Escrow deposits and restricted cash	75,186	29,185
Investments in unconsolidated joint ventures	1,127,232	1,087,815
Deferred financing costs (net of accumulated amortization of $48,176 and $48,801, respectively)	64,337	67,151
Deferred leasing costs and other related intangibles (net of accumulated amortization of $157,445 and $115,710, respectively)	314,568	235,002
Prepaid expenses and other assets (net of discounts of $66,200 and $66,557, respectively)	344,940	273,727

Total Assets	$24,189,010	$25,246,783

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (including a net discount of $(13,663) and $(12,584), respectively)	$2,315,889	$2,507,890
Unsecured notes (including a net premium of $12,412 and $41,151, respectively)	8,828,912	9,057,651
Line of credit	334,000	205,700
Accounts payable and accrued expenses	573,069	560,101
Distribution payable	3,899	5,654
Other liabilities	398,273	391,963
Commitments and contingencies	—	—

Total Liabilities	12,454,042	12,728,959

Minority Interests:
EOP Partnership	1,191,741	1,246,543
Partially owned properties	183,863	185,809

Total Minority Interests	1,375,604	1,432,352

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 4,562,900 issued and outstanding	114,073	114,073
7.875% Series E Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 6,000,000 issued and outstanding	—	150,000
8.0% Series F Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,000,000 issued and outstanding	—	100,000
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 400,460,388 and 411,200,998 issued and outstanding, respectively	4,005	4,112
Other Shareholders’ Equity:
Additional paid in capital	10,396,864	10,691,610
Deferred compensation	(5,889)	(15,472)
Dividends in excess of accumulated earnings	(652,036)	(452,636)
Accumulated other comprehensive loss	(9,653)	(18,215)

Total Shareholders’ Equity	10,059,864	10,785,972

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$24,189,010	$25,246,783

Equity Office Properties Trust
Earnings Per Share
December 31, 2003
(Unaudited)

	For the three months ended		For the years ended
	December 31,		December 31,

	2003	2002	2003	2002

	(Dollars in thousands, except per share data)

Numerator:
Income from continuing operations	$188,857	$160,429	$549,124	$670,905
Preferred distributions	(10,508)	(15,461)	(51,872)	(62,573)

Income from continuing operations available to common shareholders	178,349	144,968	497,252	608,332
Discontinued operations (including net gain on sales of real estate of $16,554, $9,054, $61,953 and $17,926, respectively)	23,087	26,664	105,938	99,310

Numerator for basic earnings per share — net income available to common shareholders	201,436	171,632	603,190	707,642
Net income available to common shareholders allocated to minority interests in EOP Partnership	24,671	20,485	74,152	89,205

Numerator for diluted earnings per share — net income available to common shareholders	$226,107	$192,117	$677,342	$796,847

Denominator:
Denominator for basic earnings per share — weighted average Common Shares outstanding	398,214,473	410,894,232	401,016,093	414,689,029

Effect of dilutive potential common shares:
Redemption of Units for Common Shares	49,163,698	49,294,045	49,578,372	52,445,745
Share options, put options and restricted shares	2,222,370	1,178,094	1,966,888	2,003,946

Dilutive potential common shares	51,386,068	50,472,139	51,545,260	54,449,691

Denominator for diluted earnings per share — weighted average Common Shares outstanding and dilutive potential common shares	449,600,540	461,366,371	452,561,353	469,138,720

Earnings per share — basic
Income from continuing operations available to common shareholders, net of minority interests	$0.45	$0.36	$1.27	$1.49
Discontinued operations, net of minority interests	0.05	0.06	0.24	0.21

Net income available to common shareholders	$0.51	$0.42	$1.50	$1.71

Earnings per share — diluted
Income from continuing operations available to common shareholders	$0.45	$0.36	$1.26	$1.49
Discontinued operations	0.05	0.06	0.23	0.21

Net income available to common shareholders	$0.50	$0.42	$1.50	$1.70

Note: Net income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)
December 31, 2003

	For the three months ended December 31,				For the year ended December 31,

	2003		2002		2003		2002

		Per Weighted		Per Weighted		Per Weighted		Per Weighted
	Dollars	Average Share	Dollars	Average Share	Dollars	Average Share	Dollars	Average Share

	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$211,944	$0.53	$187,093	$0.46	$655,062	$1.63	$770,215	$1.86
Real estate related depreciation and amortization and net gain on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests’ share in partially owned properties	90,554	0.23	173,168	0.42	596,481	1.49	707,697	1.71
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and net gain on sales of real estate	(9,913)	(0.02)	(18,499)	(0.05)	(65,381)	(0.16)	(79,225)	(0.19)

FFO	292,585	0.73	341,762	0.83	1,186,162	2.96	1,398,687	3.37
Preferred distributions	(10,508)	(0.03)	(15,461)	(0.04)	(51,872)	(0.13)	(62,573)	(0.15)

FFO available to common shareholders — basic	$282,077	$0.71	$326,301	$0.79	$1,134,290	$2.83	$1,336,114	$3.22

Adjustments to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO	Net Income	FFO	Net Income	FFO

Net income and FFO	$211,944	$292,585	$187,093	$341,762	$655,062	$1,186,162	$770,215	$1,398,687
Preferred distributions	(10,508)	(10,508)	(15,461)	(15,461)	(51,872)	(51,872)	(62,573)	(62,573)

Net income and FFO available to common shareholders	201,436	282,077	171,632	326,301	603,190	1,134,290	707,642	1,336,114
Net income allocated to minority interests in EOP Partnership	24,671	24,671	20,485	20,485	74,152	74,152	89,205	89,205
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and net gain on sales of real estate	—	9,913	—	18,499	—	65,381	—	79,225
Preferred distributions on Series B preferred shares, of which is assumed to be converted into Common Shares	—	3,931	—	3,931	—	15,724	—	15,724

Net income and FFO available to common shareholders plus assumed conversions	$226,107	$320,592	$192,117	$369,216	$677,342	$1,289,547	$796,847	$1,520,268

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	449,600,540	457,989,894	461,366,371	469,755,725	452,561,353	460,950,707	469,138,720	477,528,074

Net income and FFO available to common shareholders plus assumed conversions per share	$0.50	$0.70	$0.42	$0.79	$1.50	$2.80	$1.70	$3.18

	Common Shares and common share equivalents

Weighted average Common Shares outstanding (used for both net income and FFO basic calculation)	398,214,473	410,894,232	401,016,093	414,689,029
Redemption of Units for Common Shares	49,163,698	49,294,045	49,578,372	52,445,745
Impact of options, restricted shares and put options which are dilutive to both net income and FFO	2,222,370	1,178,094	1,966,888	2,003,946

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders	449,600,540	461,366,371	452,561,353	469,138,720
Impact of conversion of Series B preferred shares, which are dilutive to FFO, but not net income	8,389,354	8,389,354	8,389,354	8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	457,989,894	469,755,725	460,950,707	477,528,074

     (a) FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition on following page.

     (b) FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

Equity Office Properties Trust
Funds From Operations (“FFO”) and Fixed Charge Coverage Ratio Definitions
December 31, 2003

FFO Definition

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

	For the three months ended		For the years ended
Fixed Charge Coverage Ratio	December 31		December 31

	2003	2002	2003	2002

Ratio of Earnings to Combined Fixed Charges and Preferred Distributions (a)	1.5x	1.8x	1.5x	1.8x

     The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) Pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method.

     The term “fixed charges and preferred distributions” means the sum of the following: (a) interest expensed and capitalized, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

(a)	The presentation of this ratio is required by the SEC and is calculated in accordance with the definition provided by the SEC.

Summary Cash Flow Information	For the three months ended		For the years ended
	December 31		December 31

Cash flow provided by (used for):	2003	2002	2003	2002

Operating Activities	$304,485	$342,241	$1,132,303	$1,390,949
Investing Activities	681,832	(37,399)	744,821	85,173
Financing Activities	(1,022,704)	(701,905)	(1,866,197)	(1,478,772)

Net (decrease) increase in cash and cash equivalents	$(36,387)	$(397,063)	$10,927	$(2,650)

Equity Office Properties Trust
Core Portfolio Segment Results
December 31, 2003

     The financial data presented in the Consolidated Statements of Operations show changes in revenues and expenses from period-to-period. We do not believe our period-to-period financial data are necessarily comparable because we acquire and dispose of properties on an ongoing basis. The following table shows results attributable to the properties that were held during both periods being compared (the “Core Portfolio”). The information below is for consolidated office and industrial properties only.

	For the three months ended December 31,		Change		For the years ended December 31,		Change

	2003	2002	$	%	2003	2002	$	%

	(Dollars in thousands)				(Dollars in thousands)
Property Operating Revenues (before straight-line rent)	$787,164	$827,938	$(40,774)	(4.9%)	$3,068,087	$3,257,408	$(189,321)	(5.8%)
Straight-line rent	21,193	13,657	7,536	55.2%	70,298	66,451	3,847	5.8%

Property Operating Revenues	808,357	841,595	(33,238)	(3.9%)	3,138,385	3,323,859	(185,474)	(5.6%)

Real estate taxes	84,293	78,452	5,841	7.4%	344,257	356,730	(12,473)	(3.5%)
Insurance, repairs and maintenance and property operating expenses	205,745	213,039	(7,294)	(3.4%)	759,568	782,195	(22,627)	(2.9%)

Property Operating Expenses	290,038	291,491	(1,453)	(0.5%)	1,103,825	1,138,925	(35,100)	(3.1%)

Property Operating Revenues less Property Operating Expenses	$518,319	$550,104	$(31,785)	(5.8%)	$2,034,560	$2,184,934	$(150,374)	(6.9%)

Property Operating Margin (Property Operating Revenues less Property Operating Expenses divided by Property Operating Revenues)	64.1%	65.4%		(1.3%)	64.8%	65.7%		(0.9%)

Property Operating Revenues less Property Operating Expenses	$518,319	$550,104	$(31,785)	(5.8%)	$2,034,560	$2,184,934	$(150,374)	(6.9%)
Less straight-line rent	(21,193)	(13,657)	(7,536)	55.2%	(70,298)	(66,451)	(3,847)	5.8%

Property Operating Revenues less Property Operating Expenses (before straight-line rent)	$497,126	$536,447	$(39,321)	(7.3%)	$1,964,262	$2,118,483	$(154,221)	(7.3%)

Lease termination fees (included in Property Operating Revenues)	$24,577	$44,316	$(19,739)	(44.5%)	$62,110	$103,469	$(41,359)	(40.0%)

Property Operating Margin excluding lease termination fees	63.0%	63.4%		(0.4%)	64.1%	64.6%		(0.5%)

Occupancy	At December 31, 2003	At September 30, 2002			At December 31, 2003	At January 1, 2002

Office	86.5%	88.7%		(2.2%)	86.5%	91.7%		(5.2%)
Industrial	86.6%	87.4%		(0.8%)	86.6%	92.4%		(5.8%)

Total	86.5%	88.6%		(2.1%)	86.5%	91.8%		(5.3%)

Square Feet
Office	108,296,408				107,366,974
Industrial	5,750,859				5,750,859

Total	114,047,267				113,117,833

Number of Properties
Office	651				647
Industrial	75				75

Total	726				722

*	The above core portfolio segment results include the results of the 13 office properties in which Equity Office sold partial interests and entered into joint venture agreements during the fourth quarter 2003 as these properties were sold at the end of the current quarter.